Exhibit 10.15

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

THIS FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”) is entered into by and between Marianella Foschi (“Executive”), Extraction Oil & Gas, Inc. (“Extraction”), and Civitas Resources, Inc. (each of which are referred to individually as a “Party” and together as the “Parties”).

WHEREAS, Executive and Extraction entered into that certain Employment Agreement effective as of the effective date of Extraction’s chapter 11 plan of reorganization (the “Agreement”) and the Parties desire to amend the Agreement to modify certain terms of the original Agreement; and

WHEREAS, Extraction, Raptor Eagle Merger Sub, Inc., and Bonanza Creek Energy, Inc. have entered into that certain Agreement and Plan of Merger dated as of May 9, 2021, which is expected to close (the “Closing”) on November 1, 2021, in conjunction with which Bonanza Creek Energy, Inc. will change its name to Civitas Resources, Inc. (“Civitas”).

NOW THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each Party agrees as follows:

1.    Capitalized Terms. Capitalized terms used but not otherwise defined herein shall have the meaning assigned to them in the Agreement.

2.    Amendment Effective Date. The Amendment shall be effective upon the Closing (the “Amendment Effective Date”).

3.    Substitution of Company and Novation. The Agreement shall be amended so that all references in the Agreement to Extraction or the Company shall instead be to Civitas. The Parties hereby agree that Civitas shall assume and be solely responsible for all rights and obligations of the Company under the Agreement, whether arising before or after the Amendment Effective Date, and that Extraction shall be fully novated and released from all further obligations under the Agreement. Executive hereby stipulates and agrees that, so long as the Civitas board of directors elects her to the office of Chief Financial Officer of Civitas in conjunction with the Closing, she shall not have experienced a termination of her employment with the Company as a result of the transfer of her employment from Extraction to Civitas.

4.    Miscellaneous.

(a)    Continuation of Agreement. From and after the date of this Amendment, all references to the Agreement set forth therein or in any other agreement shall, unless otherwise specifically provided, be references to the Agreement as amended by this Amendment and as may be further amended, modified, restated or supplemented from time to time by the Parties. This Amendment is limited as specified and shall not constitute or be deemed to constitute an amendment, modification or waiver of any provision of the Agreement except as expressly set forth herein. As amended hereby, the Agreement shall continue in full force and effect according to its terms.

(b)    Counterparts. This Amendment may be executed by in any number of counterparts, each which shall be deemed an original instrument, but all of which together shall constitute but one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the Amendment Effective Date.

MARIANELLA FOSCHI

/s/ Marianella Foschi

EXTRACTION OIL & GAS, INC.

By:	/s/ Cyrus D. Marter IV

Name:	Cyrus D. Marter IV
Title:	President and Secretary

CIVITAS RESOURCES, INC.

By:	/s/ Cyrus D. Marter IV

Name:	Cyrus D. Marter IV
Title:	General Counsel and Secretary

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